UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 1, 2021

TREBIA ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-39331	98-1531250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

41 Madison Avenue, Suite 2020	10010
New York, NY	(Zip Code)
(Address of principal executive offices)

(646) 450-9187
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one share of Class A ordinary share, and one-third of one Redeemable Warrant	TREB.U	The New York Stock Exchange
Class A common ordinary shares, par value $0.0001 per share	TREB	The New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	TREB WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statement or Related Audit Report or Completed Interim Review.

(a) On April 12, 2021, the staff (the “Staff”) of the Securities and Exchange Commission (the “SEC”) issued a statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies.” In the statement, the Staff, among other things, highlighted potential accounting implications of certain terms that are common in warrants issued in connection with the initial public offerings of special purpose acquisition companies such as Trebia Acquisition Corp. (the “Company”). In connection with such statement, the Company revisited its accounting for its public warrants and private placement warrants issued in connection with the Company’s initial public offering (the “Warrants”), as well as for the forward purchase agreement entered into with the Company’s anchor investor (the “FPA”), and determined that the Warrants and FPA should be treated as derivative liabilities, with changes in fair value each period reported in earnings, pursuant to Accounting Standards Codification Subtopic 815-40, Contracts in Entity's Own Equity, rather than as components of equity as the Company previously treated the Warrants and as a disclosed contractual obligation in the case of the FPA.

As a result of the foregoing, the Company previously filed Amendment No. 1 to Form 10-K with the SEC on May 18, 2021 in order to restate its financial statements for the periods ended June 30, 2020 and September 30, 2020 and its audited financial statements as of and for the period ended December 31, 2020 (the “Affected Periods”) to reflect a correction in its accounting for its Warrants.

In connection with the preparation of the Form 10-Q for the period end March 31, 2021 (“Q1 Form 10-Q”), the Company determined it is necessary to classify all Class A ordinary shares as a component of temporary equity. In accordance with the SEC’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity. On June 1, after consultation between the Company’s management and audit committee, the Company concluded that the financial statements for the Affected Periods should no longer be relied upon and are to be restated in order to correct the classification error.

As a result, the Company today is announcing that it will file an amendment to its Annual Report on Form 10-K for the year ended December 31, 2020 (the “Amendment”) to restate its historical financial results for the Affected Periods, in each case to reflect the change in classification of the Class A ordinary shares (the “Restatement”). The change in classification of the Class A ordinary shares did not have any impact on the Company’s liquidity, cash flows, revenues or costs of operating the business. The change in classification of all Class A ordinary shares as temporary equity does not impact the amounts previously reported for the Company’s cash and cash equivalents, investments held in trust account, operating expenses or total cash flows from operations for any of the Affected Periods.

The company intends to file its Q1 Form 10-Q following its filing of the Amendment.

Cautionary Statements Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the Company’s intent to restate certain historical financial statements and the timing and impact of the Restatement. These statements are based on current expectations on the date of this Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trebia Acquisition Corp.

Date: June 1, 2021	By:	/s/ Tanmay Kumar
	Name:	Tanmay Kumar
	Title:	Chief Financial Officer